UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 4, 2004

(Date of earliest event reported)

ARMSTRONG HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	000-50408	23-3033414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2004, Armstrong Holdings, Inc. issued a press release regarding the financial results for the fiscal quarter ended September 30, 2004. The full text of the press release is attached hereto as Exhibit 99.1.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 4, 2004, Armstrong Holdings, Inc. issued a press release announcing plans to cease production of certain products at its resilient flooring manufacturing plant in Lancaster, Pennsylvania. Armstrong will stop manufacturing commercial tile products at the Lancaster plant effective December 2004, due to excess production capacity for the products and due to the higher operating cost of the plant. The Company also plans to cease manufacturing commercial sheet products at the plant by the end of 2005, due to declining demand and higher manufacturing costs at the facility. For both the tile and sheet products, Armstrong plans to service its customers’ ongoing requirements from other facilities around the world.

These actions will reduce employment by approximately 450 positions. Aggregate charges of approximately $90 million will be recorded, with a portion starting in the fourth quarter of 2004 and continuing in future quarters into 2006. The charges, which are primarily non-cash, cover equipment and building write-downs, retirement and termination benefits, manufacturing closure activities and transition costs for shifting warehouse and production operations to other locations. The charges will be recorded in restructuring and reorganization charges, net (for the retirement and termination benefits) and cost of goods sold (for the other charges). Additionally, the Company expects to invest approximately $40 million, starting in 2005, in new equipment and buildings at several locations to accommodate transitioning manufacturing requirements. Once completely implemented, these actions are expected to provide approximately $35 million in annual operating benefits. The full text of the press release is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

No. 99.1 Press Release of Armstrong Holdings, Inc. dated November 4, 2004 regarding its financial results for the fiscal quarter ended September 30, 2004.

No. 99.2 Press Release of Armstrong Holdings, Inc. dated November 4, 2004 relevant to its plant in Lancaster, Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG HOLDINGS, INC.

By:	/s/ WALTER T. GANGL
Walter T. Gangl
Deputy General Counsel and Assistant Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ WALTER T. GANGL
Walter T. Gangl
Assistant Secretary

Date: November 4, 2004

EXHIBIT INDEX

Exhibit No.	Description

No. 99.1	Armstrong Holdings, Inc. Press Release dated November 4, 2004 regarding the financial results for the fiscal quarter ended September 30, 2004.

No. 99.2	Armstrong Holdings, Inc. Press Release dated November 4, 2004 relevant to its plant in Lancaster, Pennsylvania.